                                                                    Exhibit 10.6





                            ASSET PURCHASE AGREEMENT


                                     BETWEEN


                          LANDRETH METAL FORMING, INC.

                            INDUSTRIAL HOLDINGS, INC.


                                       AND


                          LANDRETH FASTENER CORPORATION




                                   DATED AS OF

                                NOVEMBER 6, 2001


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                                Table of Contents
                                   (Continued)

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1.         ASSETS PURCHASED..................................................................................................     2
           1.1       Equipment...............................................................................................     2
           1.2       Inventory...............................................................................................     2
           1.3       Receivables.............................................................................................     2
           1.4       Goodwill................................................................................................     2
           1.5       Outstanding Customer Purchase Orders....................................................................     3
           1.6       Other Assets............................................................................................     3
           1.7       Contracts...............................................................................................     3
           1.8       Licenses and Permits....................................................................................     3

2.         EXCLUDED ASSETS...................................................................................................     3
           2.1       Cash and Cash Equivalents...............................................................................     3
           2.2       Tax Deposits and Refunds................................................................................     3
           2.3       Corporate Records.......................................................................................     3
           2.4       Insurance Policies......................................................................................     3
           2.5       Employee Records........................................................................................     3
           2.6       Employee Plans..........................................................................................     3
           2.7       Computer Equipment......................................................................................     3
           2.8       Assets Related to Excluded Liabilities..................................................................     4

3.         LIABILITIES.......................................................................................................     4
           3.1       Liabilities Assumed.....................................................................................     4
           3.2       Excluded Liabilities....................................................................................     4
           3.3       Employees...............................................................................................     5

4.         PURCHASE PRICE FOR PURCHASED ASSETS...............................................................................     6
           4.1       Purchase Price..........................................................................................     6
           4.2       Allocation of Purchase Price............................................................................     6
           4.3       Post-Closing Adjustment of Purchase Price...............................................................     6

5.         PRE-CLOSING ACTIONS...............................................................................................     7
           5.1       Conduct of Business.....................................................................................     7
           5.2       Buyer's Access..........................................................................................     8
           5.3       Accuracy of Representations and Warranties and Satisfaction of Conditions...............................     8

6.         CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.......................................................................     8
           6.1       Accuracy of Representations and Warranties..............................................................     8
           6.2       Performance of Covenants................................................................................     8
           6.3       No Casualty.............................................................................................     8
           6.4       Delivery of Closing Documents and Items.................................................................     8
           6.5       No Litigation...........................................................................................     9
           6.6       Certificates Regarding Conditions Precedent.............................................................     9

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7.         CONDITIONS PRECEDENT TO SELLER PARTIES' OBLIGATIONS...............................................................     9
           7.1       Accuracy of Representations and Warranties..............................................................     9
           7.2       Performance of Covenants................................................................................     9
           7.3       Delivery of Closing Documents and Items.................................................................     9
           7.4       Certificates Regarding Conditions Precedent.............................................................     9

8.         CLOSING MATTERS...................................................................................................     9
           8.1       Closing.................................................................................................     9
           8.2       Deliveries At Closing...................................................................................     9
           8.3       Certain Tax Matters.....................................................................................    11

9.         SELLER PARTIES' REPRESENTATIONS AND WARRANTIES....................................................................    11
           9.1       Organization and Standing...............................................................................    11
           9.2       Authorization...........................................................................................    11
           9.3       Existing Agreements and Other  Approvals................................................................    12
           9.4       Permits and Licenses....................................................................................    12
           9.5       Financial Statements....................................................................................    12
           9.6       No Undisclosed Liabilities..............................................................................    12
           9.7       Conduct of Business.....................................................................................    13
           9.8       Employees...............................................................................................    13
           9.9       Employee Benefit Plans..................................................................................    13
           9.10      Contracts...............................................................................................    14
           9.11      Title to Purchased Assets; Liens........................................................................    14
           9.12      Taxes...................................................................................................    15
           9.13      Litigation..............................................................................................    15
           9.14      Product Liability.......................................................................................    15
           9.15      Brokers.................................................................................................    15
           9.16      Intellectual Property...................................................................................    15
           9.17      Definition of Knowledge.................................................................................    16

10.        BUYER'S REPRESENTATIONS AND WARRANTIES............................................................................    16
           10.1      Organization and Standing...............................................................................    16
           10.2      Authorization...........................................................................................    16
           10.3      Existing Agreements and Other Approvals.................................................................    16
           10.4      Brokers.................................................................................................    17
           10.5      Buyer's Knowledge.......................................................................................    17

11.        POST-CLOSING COVENANTS............................................................................................    17
           11.1      Post-Closing Receipts...................................................................................    17
           11.2      Seller Names............................................................................................    17
           11.3      Further Assurances......................................................................................    17
           11.4      Books and Records.......................................................................................    17
           11.5      Waiver..................................................................................................    17

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12.        INDEMNIFICATION...................................................................................................    17
           12.1      Survival of Representations and Warranties..............................................................    18
           12.2      Indemnification by the Seller Parties...................................................................    18
           12.3      Indemnification by the Buyer............................................................................    18
           12.4      Procedure for Indemnification; Third-Party Claims.......................................................    18
           12.5      Procedure for Indemnification; Other than Third-Party Claims............................................    19
           12.6      Limitations on Liability................................................................................    19
           12.7      Remedies................................................................................................    20

13.        EXPENSES..........................................................................................................    20

14.        RISK OF LOSS......................................................................................................    20

15.        TERMINATION.......................................................................................................    20
           15.1      Manner of Termination...................................................................................    20
           15.2      Effect of Termination...................................................................................    21

16.        MISCELLANEOUS PROVISIONS..........................................................................................    21
           16.1      Notices.................................................................................................    21
           16.2      Assignment..............................................................................................    22
           16.3      Parties in Interest.....................................................................................    22
           16.4      Choice of Law...........................................................................................    22
           16.5      Counterparts............................................................................................    22
           16.6      Entire Agreement........................................................................................    22
           16.7      Arbitration.............................................................................................    22
           16.8      Public Announcements....................................................................................    23
           16.9      Certificate of No Tax Due...............................................................................    23

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                             EXHIBITS AND SCHEDULES
                             ----------------------

Exhibit A            Nonsolicitation Agreement
Exhibit B            Transitional Services Agreement
Exhibit C            Note
Exhibit D            Bill of Sale and Assignment
Exhibit E            Assignment and Assumption Agreement
Exhibit F            Ardmore Lease Agreement
Exhibit G            Security Agreement
Schedule 1.1         Equipment
Schedule 1.2         Inventory
Schedule 1.3         Receivables
Schedule 1.5         Outstanding Customer Purchase Orders
Schedule 1.6         Other Assets
Schedule 1.7         Assumed Contracts
Exhibit 2.7          SOFTECH Leases
Schedule 3.1(a)      Trade Accounts Payable
Schedule 3.1(b)      Other Accrued Payables
Schedule 3.1(c)      Outstanding Supplier Purchase Orders
Schedule 3.1(g)      Other Leases
Schedule 8.2(a)(iii) Permitted Liens
Schedule 9.3(a)      Existing Agreements
Schedule 9.3(b)      Other Approvals
Schedule 9.5         Financial Statements
Schedule 9.7         Conduct of Business
Schedule 9.10        Contracts and Commitments
Schedule 9.11        Title to Purchased Assets; Liens
Schedule 9.15        Brokers
Schedule 9.16        Intellectual Property




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
                            ASSET PURCHASE AGREEMENT


                     THIS AGREEMENT (the "Agreement") is made on November 6, 2001, between LANDRETH METAL FORMING, INC., a Texas corporation (the "Seller"), INDUSTRIAL HOLDINGS, INC., a Texas corporation ("IHI") (the Seller and IHI sometimes collectively referred to herein as the "Seller Parties"), and LANDRETH FASTENER CORPORATION, a Texas corporation (the "Buyer").

                                   BACKGROUND


A. IHI is the owner of all the issued and outstanding capital stock of the Seller.


B. The Seller manufactures solid, semi-tubular & shoulder rivets, externally threaded-fasteners and other cold-headed special parts in diameters from 3/16" to 1/2" (the "Business"):

C. The Seller is the sole remaining entity in IHI's Engineered Products Group division (the "EPG Division"). Rex Machinery Movers, Inc. d/b/a Ideal Products ("Ideal Products"), Philform, Inc. ("Philform"), the limited partnership OF Acquisition, L.P. d/b/a Orbitform ("Orbitform") and American Rivet Company, Inc. ("American Rivet"), which recently sold substantially all of their assets, were formerly part of the EPG Division (the Seller, Ideal Products, Philform, Orbitform and American Rivet, collectively, the "EPG Division Members"). As part of the strategic disposition of the assets of the EPG Division from IHI's core business, Ideal Products, Philform, Orbitform and American Rivet have sold substantially all of their assets to purchasers other than the Buyer. However, the acquirers thereof, as well as the Buyer, are interested in (i) maintaining the customer and manufactured part-base that the EPG Division Members have historically enjoyed, without the prospect of the solicitation of those customers by each other, and (ii) continuing to utilize certain computer hardware, software and services that they are currently provided or have access to but that are not included among the Purchased Assets. Therefore, as a condition precedent to the Closing (as that term is defined below), the Buyer shall succeed to Seller's rights and assume Seller's obligations under (i) a customer and manufactured part-based Nonsolicitation Agreement attached as EXHIBIT A (the "Nonsolicitation Agreement") and (ii) a transitional services agreement attached as EXHIBIT B (the "Transitional Services Agreement").

D. IHI acquired all of the capital stock of the Seller from, among others, Thomas C. Landreth ("Landreth"), the President of the Buyer, in 1992. Since that time, Landreth has been involved in the operation of the Business in a management capacity as either the President of the Seller or as Chief Technology Officer of the EPG Division. The parties therefore hereby acknowledge that Landreth is in many cases as knowledgeable as the Seller Parties regarding the Business, the Purchased Assets (as defined in Section 1 below), and the financial statements of the Seller.

E. Buyer desires to purchase, and Seller desires to sell to Buyer, the Purchased Assets on the terms and subject to the conditions of this Agreement.

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

                                   AGREEMENTS


           NOW, THEREFORE, consistent with the Background and in consideration of the terms and conditions set forth in this Agreement, each of the Seller Parties and Buyer agree as follows:


1. ASSETS PURCHASED. At the Closing, Seller shall sell, assign, convey, transfer, set over, and deliver to Buyer all of the assets, rights, and interests of every conceivable kind or character whatsoever, whether tangible or intangible, that on the Closing Date (as that term is defined below) are owned by Seller or in which Seller has an interest of any kind, that are used in the Business, except (a) for the Excluded Assets (as that term is defined in Section 2 below); and (b) that only Equipment (as that term is defined in Section 1.1 below) physically located on the Seller's premises shall be conveyed to the Buyer (the assets being so purchased, the "Purchased Assets"). Other than with respect to warranties of title, Seller shall transfer the Purchased Assets to Buyer, and Buyer shall accept the Purchased Assets from Seller on an "AS IS, WHERE IS" basis, with no representations or warranties of any kind or nature, including without limitation, as to the physical or operational condition of the Purchased Assets.


           The Purchased Assets include, without limitation:

           1.1 EQUIPMENT. All machinery, equipment, tools, fixtures, workstations, computers, office equipment, manufacturing and engineering drawings, and tangible personal property owned by Seller, and to the extent not otherwise constituting equipment as defined above, all other items of tangible personal property, all as physically located on the Premises (including, without limitation, the items listed on SCHEDULE 1.1) (the "Equipment").

           1.2 INVENTORY. All raw materials inventory, work-in-process inventory, and finished goods inventory owned by Seller (including, without limitation, the items listed on SCHEDULE 1.2, except to the extent of changes thereto in the Ordinary Course of Business (as that term is defined below) prior to the Closing Date) (the "Inventory");

           1.3 RECEIVABLES. All accounts, chattel paper, documents, and instruments (all as defined in the Uniform Commercial Code, as adopted in the State of Texas (the "UCC")), and any security Seller holds for the payment thereof (including, without limitation, the items described on SCHEDULE 1.3), except to the extent of changes thereto in the Ordinary Course of Business prior to the Closing Date) (the "Receivables"), and all of Seller's general intangibles (as defined in the UCC) (except as they may pertain to Excluded Liabilities (as that term is defined below)).

           1.4 GOODWILL. The name "Landreth Engineering," "Landreth Metal Forming" or any substantial derivation thereof (the "Names"), and any other assumed name currently used in the Business, and all telephone numbers, fax numbers, and all Seller's rights and interest in and to inventions, copyrights, patents, trademarks, designs, prototypes, trade secrets, know-how, technology, technical literature, advertising literature, confidential information, intangible property, and all goodwill, going concern value and customer lists, all financial books and records, and all records pertinent to Seller's customers, suppliers, advertising, services, and operations of the Seller.


                                       2
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           1.5 OUTSTANDING CUSTOMER PURCHASE ORDERS. The full benefit of any and all purchase orders placed with and accepted by Seller on or before the Closing Date that have not been completely performed by Seller before the Closing Date, covering the purchase from Seller of products to be supplied by Seller, or covering the rendition by Seller of service on products supplied by Seller (including, without limitation, those items listed on SCHEDULE 1.5, except to the extent of changes thereto in the Ordinary Course of Business prior to the Closing Date) ("Outstanding Customer Purchase Orders").

           1.6 OTHER ASSETS. The other assets of the Seller, and other claims and rights used in, related to, or pertaining to the Business described in
SCHEDULE 1.6, except to the extent of changes thereto in the Ordinary Course of Business prior to the Closing Date (the "Other Assets").

           1.7 CONTRACTS. All of the Seller's right, title and interest in and to, and claims and rights under, all contracts, leases, and other agreements to which the Seller is a party on the Closing Date or by which any of the Purchased Assets are then bound and which are listed on SCHEDULE 1.7 (the "Assumed Contracts").

           1.8 LICENSES AND PERMITS. All of Seller's rights in all permits and licenses necessary for, used in, related to or pertaining to the operation of the Business, but only to the extent the same are transferable.


           2. EXCLUDED ASSETS. The assets of the Seller that are not being purchased hereunder are as follows (collectively, the "Excluded Assets"):

           2.1 CASH AND CASH EQUIVALENTS. All of the Seller's cash, temporary cash investments and instruments representing the same and all other cash equivalents, including checks, automated clearing house deposits or cash delivered to Comerica Bank-Texas ("Comerica") on the Closing Date or held by Comerica on the Closing Date.

           2.2 TAX DEPOSITS AND REFUNDS. Any Tax (as that term is defined in
Section 9.12(a)) deposits or prepaid Taxes, Tax refunds or Tax claim related to the Business or the ownership of the Purchased Assets prior to the Closing Date.

           2.3 CORPORATE RECORDS. Certificate and Articles of Incorporation and original minute books and corporate records of the Seller (it being agreed that a copy of such documents shall be supplied to the Buyer on its request).

           2.4 INSURANCE POLICIES. All casualty, liability, life or other insurance policies owned or obtained on the Seller's behalf and all claims or rights under any such insurance policies.

           2.5 EMPLOYEE RECORDS. All employee records that Seller is required by law to retain in its possession.

           2.6 EMPLOYEE PLANS. All of Seller's rights in connection with, and all assets of, Employee Plans (as that term is defined in Section 9.9(a)).

           2.7 COMPUTER EQUIPMENT. All hardware and computer equipment leased under the SOFTECH Leases attached as EXHIBIT 2.7 hereto and identified on the exhibits thereof as being located at the 7135 Ardmore, Houston, Texas premises, all related software access to which is being

                                       3
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
           provided under the Transitional Services Agreement, and the following computer equipment located at 7135 Ardmore, Houston, Texas, access to which is being provided under the Transitional Services Agreement:
           Compaq Proliant 5500, Windows NT Server that runs the BAAN application; Dell Poweredge 6350, Windows Terminal Server that runs the Citrix Application; Compaq Proliant 3000, a Windows NT Server that is being used as a file server by Seller and IHI; Cisco 3600 Router that connects Houston to the Frame Relay; and Adtran TSU IQ, Network Equipment.

           2.8 ASSETS RELATED TO EXCLUDED LIABILITIES. All assets directly related to Excluded Liabilities.


3.         LIABILITIES.

           3.1 LIABILITIES ASSUMED. The Seller Parties agree that Buyer does not assume any debts, liabilities or obligations of Seller, whether accrued, absolute, contingent, known, unknown, or otherwise, except for the following liabilities as they exist on the Closing Date (the liabilities so assumed, the "Assumed Liabilities").

           (a) TRADE ACCOUNTS PAYABLE. The trade accounts payable of Seller incurred in the Ordinary Course of Business with respect to the materials or services used in the conduct of the Business, as consistently reported by Seller, as identified on SCHEDULE 3.1(a), except to the extent of changes thereto in the Ordinary Course of Business prior to the Closing Date;

           (b) OTHER ACCRUED PAYABLES. The other accrued payables that are related to the Business, as consistently reported by the Seller, as identified in SCHEDULE 3.1(b), except to the extent of changes thereto in the Ordinary Course of Business prior to the Closing Date;

           (c) OUTSTANDING CUSTOMER AND SUPPLIER PURCHASE ORDERS. All of Seller's obligations under the Outstanding Customer Purchase Orders and Seller's outstanding purchase orders with its suppliers that are not yet recorded as trade accounts payable, as identified in SCHEDULE 3.1(c), except to the extent of changes thereto in the Ordinary Course of Business prior to the Closing Date;

           (d) ASSUMED CONTRACTS. All of Seller's obligations under the Assumed Contracts;

           (e) WARRANTY CLAIMS. All warranty claims (whether made before or after the Closing Date) for products manufactured by the Seller;

           (f) SCRANTON ACRES LEASE. All of Seller's obligations under the Lease Agreement with Purchase Option, dated October 26, 1992, between Seller, as tenant, and Scranton Acres, as Landlord (the "Scranton Acres Lease"); and

           (g) OTHER LEASES. All of Seller's obligations under the other leases listed on SCHEDULE 3.1(g).

           3.2 EXCLUDED LIABILITIES. Buyer does not assume and will have no liability for any debt, liability or obligation of the Seller that is not expressly identified and assumed in Section 3.1. Without limiting the generality of the foregoing sentence or Section 3.1 above in any way, listed

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
below are certain of the liabilities and obligations that Buyer does not assume and for which Buyer will not be liable or responsible in any way (collectively, the "Excluded Liabilities"):

           (a) TAXES. Any Tax liability of Seller, including, but not limited to, any Tax liability: (i) arising as a result of Seller's operation of the Business or ownership of the Purchased Assets prior to the Closing Date, except for any employment, unemployment, withholding taxes or other payroll-related taxes of Seller related to accrued payroll assumed by Buyer in Section 3.1(b); or (ii) that will arise as a result of the sale of the Purchased Assets under this Agreement.

           (b) COMERICA NOTE. All liabilities and obligations of Seller under the Amended and Restated Credit Agreement, dated June 17, 1999, with Comerica, Comerica Bank, as agent and individually, Hibernia National Bank and National Bank of Canada, in the maximum principal amount of $55,000,000;

           (c) MGF NOTE. All liabilities and obligations of the Seller under that Promissory Note, dated August 3, 2001, in the original principal amount of $657,225.86, made payable jointly by Seller and American Rivet to the order of MGF Industries, LLC (the "MGF Note");

           (d) OTHER LONG-TERM LIABILITIES. Any other long-term liabilities of the Seller not included in the Assumed Liabilities;

           (e) ACCRUED INTEREST. All accrued interest related to items 3.2(b) -(d) above;

           (f) INTERCOMPANY PAYABLES. All payables included in the line item titled "Interco rec (payable)" (i) reflected on the balance sheet of the Seller as of August 31, 2001 included in SCHEDULE 9.5 hereto, and (ii) recorded in that account as contained in the financial records of the Seller after that date in the Ordinary Course of Business;

           (g) ACCRUED ACQUISITION EXPENSES. Any and all accrued expenses recorded by IHI as part of its purchase accounting in connection with the acquisition of the Seller;

           (h) ACCRUED BUSINESS INSURANCE EXPENSES. All accrued business insurance of the Seller (to the extent accrued on a consistent basis);

           (i) HSO CONSULTING PAYABLE. All liabilities of the Seller under the $102,836 trade account payable to HSO Consulting; and

           (j) OTHER LEASES. All liabilities under any leases except for the Scranton Acres Lease and those leases described
                     SCHEDULE 3.1(G).

           3.3 EMPLOYEES. As of the Closing, the Buyer shall make offers of employment to all of those persons who are Seller's employees immediately before the Closing (except for Carl Schmidt and Greg Newkirk, who shall remain employees of the Seller) at salaries or wage rates, as applicable, comparable to those provided by the Seller before the Closing Date, and shall become the employer of all of such employees who accept such employment offers; provided, however, that Buyer shall offer to the Employees such employee and fringe benefits as Buyer determines in its sole discretion.

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4.         PURCHASE PRICE FOR PURCHASED ASSETS.

           4.1 PURCHASE PRICE. At the Closing, Buyer shall pay to Seller as consideration for the Purchased Assets the amount of $2,250,000 and shall assume the Assumed Liabilities (together, the "Purchase Price"), as follows:

                     (i) $1,900,000 in cash (the "Cash Purchase Price") by wire transfer in immediately available funds;

                     (ii) a promissory note in the original principal amount of $350,000.00 made payable by Buyer to Seller in substantially the form of EXHIBIT C, and containing subordination terms reasonably satisfactory to Seller and Buyer's senior secured lender(s) (the "Note"); and

                     (iii) the balance of the Purchase Price by execution and delivery of the Assignment and Assumption Agreement.

           4.2 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets (the "Allocation") based on Buyer's and Seller's good faith and reasonable determination thereof, and in accordance with
Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder. Such proposed allocation shall be made in writing by Buyer and delivered to Seller within 60 days after the date hereof. If the Seller does not agree with such Allocation, the items in dispute shall be submitted in writing to Deloitte & Touche, LLP, 333 Clay Street, Suite 2300, Houston, Texas 77002 (the "Independent Accountants"), which firm shall render its advice on such items to the Buyer and Seller. The Buyer and Seller shall make the Allocation in accordance with such advice. Buyer and Seller agree to prepare and file all Tax returns (including but not limited to such reports and information returns as required under section 1060 of the Code, and the regulations thereunder and any corresponding or comparable provisions of applicable state and local Tax laws) in a manner consistent with the Allocation. In the event the Allocation is disputed by any taxing authority, the party hereto receiving notice of such dispute shall promptly notify the other party hereto and the parties hereto shall consult and cooperate with each other regarding the resolution of the dispute.

           4.3       POST-CLOSING ADJUSTMENT OF PURCHASE PRICE.

           (a) Within 30 calendar days following the Closing Date, the Seller Parties shall cause to be prepared and delivered to the Buyer a Statement of Net Working Capital (as that term is defined in subparagraph (c) below) of the Seller as of the Closing Date (such statement, the "Closing Date Statement"). The Closing Date Statement shall be prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP") and shall set forth the information required to calculate Net Working Capital. The Buyer shall give the Seller Parties and their representatives reasonable access to the books, records and personnel of the Business for the purpose of preparing and auditing the Closing Date Statement. The Buyer shall have a period of 30 calendar days after the delivery to it of the Closing Date Statement, and during such time the Buyer shall have access to all workpapers and other relevant documents, to review the foregoing and to deliver in writing to the Seller Parties any

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                     objections to the Closing Date Statement that the Buyer may have. If Buyer does not deliver in writing any objections to the Seller Parties within the 30-day period, the Closing Date Statement shall be deemed to be accepted and approved by the Buyer. If Buyer delivers within the 30-day period written objections to the Seller Parties, then the Buyer and Seller Parties shall attempt to resolve the matter or matters in dispute. The Buyer shall quantify its objections to the extent reasonably practicable in all written objections delivered to the Seller Parties with respect to the Closing Date Statement.

           (b) If such disputes cannot be resolved by the Buyer and Seller Parties within 20 calendar days after the delivery of the objections to the Closing Date Statement, then the specific matters in dispute shall be submitted to the Independent Accountants, which firm shall render its opinion as to such matters. Based on that opinion, the Independent Accountants shall then send to the Buyer and to each of the Seller Parties a written determination of the matters in dispute and a written determination of the Purchase Price as adjusted based upon such opinion, whereupon the confirmed or revised Closing Date Statement shall be final and binding upon the Buyer and each of the Seller Parties, absent manifest error. All costs, fees and expenses charged or incurred by the Independent Accountants, if any, shall be borne equally by (i) the Seller Parties, jointly, and
                     (ii) the Buyer.

           (c) For purposes hereof, "Net Working Capital" means, as of the date of the Closing Date Statement and based thereon, an amount equal to Seller's Receivables and Inventory minus Seller's trade and other current accrued payables (excluding accrued vacations) that the Buyer will assume at the Closing under Section 3.1(a) and (b). The Inventory shall be valued at the Seller's standard cost without regard to any reserve for obsolescence or other adjustments. The Purchase Price shall be increased by the amount by which the Net Working Capital contained in the Closing Date Statement is greater than $694,000, and shall be decreased by the amount by which the Net Working Capital contained in the Closing Date Statement is less than $694,000 (whether an increase to or decrease from the Purchase Price, the "Purchase Price Adjustment"). The Purchase Price Adjustment shall be paid by the Seller Parties to Buyer, or Buyer to the Seller Parties, as the case may be, within 5 days of the determination of the Purchase Price Adjustment. If Seller Parties are obligated to pay the Purchase Price Adjustment to Buyer and if payment is not made within 5 days of the determination of the Purchase Price Adjustment, Buyer shall have the option (but not the obligation) to set off the Purchase Price Adjustment against obligations under the Note.


5.         PRE-CLOSING ACTIONS. From the date of this Agreement to the Closing
           Date:

           5.1 CONDUCT OF BUSINESS. Seller shall carry on and conduct the Business only in the Ordinary Course of Business (as defined below) including the collection of its accounts receivable, payment of trade account and other-payables, and maintenance of inventory levels, without any change in the policies, practices, and methods that Seller pursued before the date of this Agreement. Seller shall use its reasonable commercial efforts to preserve the Business organization intact; to preserve the relationships with Seller's customers, suppliers, and others having business dealings

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with Seller. "Ordinary Course of Business" means actions of the Seller that are:
(a) consistent with past practices taken in the course of its usual day-to-day operations; (b) not required to be authorized by resolution of the Seller's board of directors; and (c) similar in nature and magnitude to actions customarily taken, without authorization by the boards of directors in the ordinary course of usual day-to-day operations of other companies of similar size in the same line of business.

           5.2 BUYER'S ACCESS. Seller Parties shall permit Buyer and its representatives to make a full business, financial, accounting, and legal investigation of Seller, the Business, the Purchased Assets, and the Assumed Liabilities. Seller Parties shall take all reasonable steps necessary to cooperate with Buyer in undertaking any investigation which it deems necessary.

           5.3 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND SATISFACTION OF CONDITIONS. Seller Parties will promptly advise Buyer in writing if (a) any of Seller Parties' representations or warranties are untrue or incorrect in any material respect or (b) Seller Parties become aware of the occurrence of any event or of any state of facts that results in any of the representations and warranties of Seller Parties being untrue or incorrect in any material respect as if Seller Parties were then making them. Seller Parties will use their reasonable commercial efforts to cause all conditions within their control that are set forth in Section 5 to be satisfied as promptly as practicable under the circumstances.


           6. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. Buyer's obligation to consummate the transactions contemplated by this Agreement is subject to the fulfillment (or waiver by Buyer) before or at the Closing of each of the following conditions:

           6.1       ACCURACY OF REPRESENTATIONS AND WARRANTIES.

           (a) Except as provided in Section 6.1(b), the representations and warranties of Seller Parties contained in this Agreement and all related documents shall be true and correct at and as of the Closing Date as though such representations and warranties were made on that date.

           (b) The Seller Parties shall have delivered any necessary updates, amendments of and changes to the schedules provided for in Section 9 of this Agreement, as are necessary for Seller Parties' representations and warranties to be true and correct as of the Closing Date with each such update, amendment and change having been reviewed and approved by the Buyer.

           6.2 PERFORMANCE OF COVENANTS. The Seller Parties shall have in all respects performed and complied with all covenants, agreements, and conditions that this Agreement and all related documents require to be performed or complied with before or on the Closing Date.

           6.3 NO CASUALTY. Seller shall not have incurred, or be threatened with, a material liability or casualty not covered by insurance that would materially impair the value of the Purchased Assets.

           6.4 DELIVERY OF CLOSING DOCUMENTS AND ITEMS. Seller shall have delivered or caused to have been delivered to Buyer the documents and general instruments of transfer enumerated in Section 8.2(a) of this Agreement.

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           6.5 NO LITIGATION. No action, suit, proceeding, or investigation shall have been instituted before any court or governmental body, or instituted by any governmental agency, (a) to restrain or prevent the carrying out of the transactions contemplated by this Agreement, or (b) that might affect Buyer's right to own, operate, and control the Purchased Assets after the Closing Date

           6.6 CERTIFICATES REGARDING CONDITIONS PRECEDENT. The Seller Parties shall have delivered to Buyer certificates of the Seller Parties certifying that as of the Closing Date all of the conditions set forth in this Section 6 have been satisfied.


           7. CONDITIONS PRECEDENT TO SELLER PARTIES' OBLIGATIONS. Seller Parties' obligations to consummate the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions before or at the Closing Date:

           7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Buyer's representations and warranties contained in this Agreement and all related documents shall be true and correct at and as of the Closing Date as though such representations and warranties were made on that date.

           7.2 PERFORMANCE OF COVENANTS. Buyer shall have in all respects performed and complied with its obligations under all the covenants, agreements, and conditions that this Agreement and all related documents require.

           7.3 DELIVERY OF CLOSING DOCUMENTS AND ITEMS. Buyer shall have delivered or caused to have been delivered to Seller the Purchase Price and the documents and general instruments of transfer enumerated in Section 8.2(b) of this Agreement.

           7.4 CERTIFICATES REGARDING CONDITIONS PRECEDENT. The Buyer shall have delivered to the Seller Parties a certificate of the Buyer certifying that as of the Closing Date all of the conditions set forth in this Section 7 have been satisfied.


           8. CLOSING MATTERS.

           8.1 CLOSING. The closing of the transactions contemplated in this Agreement (the "Closing") shall take place at the offices of Jackson Walker L.L.P. at 10:00 a.m. on or before November 15, 2001, or at such other place and/or on such other date as the parties may agree on (the "Closing Date").

           8.2 DELIVERIES AT CLOSING.

           (a) DELIVERIES BY THE SELLER. At the Closing, the Seller or the other indicated parties shall execute and deliver or provide to Buyer:

               (i) the Bill of Sale and Assignment conveying the Purchased Assets, in substantially the form attached as EXHIBIT D;

               (ii) the Assignment and Assumption Agreement, in substantially the form attached as EXHIBIT E;

               (iii) either (y) UCC-3 termination statements as are required to terminate and release all liens on the Purchased Assets (including without limitation the

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                      Liens disclosed on SCHEDULE 9.11), or (z) letters of
                      creditors indicating that such Liens shall be released and discharged on the Seller's payment of identified amounts payable, in each case except for the permitted liens ("Permitted Liens") listed on SCHEDULE 8.2(A)(III);

               (iv) Assignment, Assumption and Landlord Consent assigning Seller's leasehold interest in and its obligations under the Scranton Acres Lease;

               (v) certificates, dated as of a date no earlier than 15 days before the Closing Date, duly issued by the appropriate governmental authority in the State of Texas, reflecting that Seller is in existence and in good standing in such state;

               (vi) a premises lease with The Rex Group, Inc., as Landlord, and the Buyer, as Tenant, with respect to the facility in Houston, Texas currently leased by the Seller, in substantially the form attached as EXHIBIT F (the "Ardmore Lease Agreement");

               (vii) the Security Agreement granting a lien in favor of the Seller on the Purchased Assets that is subordinate to the Buyer's primary secured lender, in substantially the form attached as EXHIBIT G (the "Security Agreement");

               (viii) a Termination Agreement with Thomas C. Landreth
                      ("Landreth") under which the Seller and Landreth agree to the termination of that certain Employment Agreement, that certain Non-Competition Agreement between them, each dated as of October 26, 1992, and any other agreements between Landreth and the Seller, and release each other in connection therewith (the "Termination Agreement"); and

               (ix) such other documents, instruments and certificates necessary or appropriate in connection with the Seller's sale and transfer of the Purchased Assets and transfer and assignment of the Assumed Liabilities.

           (b) DELIVERIES BY THE BUYER. At the Closing, Buyer shall execute and deliver, as applicable, to the Seller:

               (i)    the Cash Purchase Price and the Note;

               (ii)   the Assignment and Assumption Agreement;

               (iii) the Assignment, Assumption and Landlord Consent with respect to the Scranton Acres Lease, under which, among other things, the Seller shall be fully released from any liability or obligation thereunder;

               (iv)   the Ardmore Lease Agreement;

               (v)    the Security Agreement;

               (vi) Landreth's written resignation from any and all offices and employment positions with Seller;

               (vii)  the Termination Agreement; and

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                     (viii) such other documents, instruments and certificates
                            necessary or appropriate in connection with the Buyer's purchase of the Purchased Assets and assumption of the Assumed Liabilities.

           8.3       CERTAIN TAX MATTERS.

           (a) TRANSFER TAXES. Seller Parties shall be jointly and severally liable for and shall pay all federal, state, and local sales, use, excise, documentary and similar transfer Taxes payable in connection with the consummation of the transactions contemplated by this Agreement ("Transfer Taxes"), and the parties hereto acknowledge and agree that the Purchase Price includes and is inclusive of any and all such Transfer Taxes.

           (b) AD VALOREM TAXES FOR 2001. The Seller Parties shall be jointly and severally liable for and shall pay any and all ad valorem and similar Taxes imposed on the Purchased Assets related to all periods up to and including the Closing Date, and the Buyer shall pay all ad valorem taxes imposed on the Purchased Assets related to all periods after the Closing Date.

           (c) SURVIVAL OF COVENANTS. Notwithstanding anything contained in this Agreement to the contrary, the covenants contained in this Section 8.3 shall survive the Closing without limitation and shall not be subject to any of the limitations on the Seller Parties' indemnification obligations contained in Section 12 of this Agreement.


           9. SELLER PARTIES' REPRESENTATIONS AND WARRANTIES. Each of the Seller Parties, jointly and severally, represents and warrants to Buyer that, as of the date hereof (except to the extent any representation or warranty is made as of another date expressly stated, which are in such case made as of such other date so stated):

           9.1 ORGANIZATION AND STANDING. The Seller is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Texas. Seller has all requisite power and authority to own its properties and conduct the Business as it is now being conducted. Seller is duly qualified and in good standing in every jurisdiction in which it is required by the nature of its business or the ownership or lease of its properties to so qualify, except where the failure to so qualify does not or is not reasonably expected to have a material adverse effect on the Seller or the Business.

           9.2 AUTHORIZATION. Seller has all requisite corporate power and authority, and Seller Parties have all requisite legal capacity (a) to execute, deliver, and perform this Agreement and all other agreements and instruments that will be delivered at the Closing under Section 8.2(a) (all such other agreements and instruments, the "Related Agreements") to which each is a party and (b) to consummate the transactions contemplated under this Agreement and the Related Agreements. Seller has taken all necessary corporate action (including the approval of its board of directors and shareholder), as the case may be, to approve the execution, delivery, and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated in this Agreement and in the Related Agreements. Each of the Seller Parties has duly executed and delivered this Agreement. This Agreement is, and each Related Agreement, when executed and delivered by the parties to them will be, the legal, valid, and binding obligation of each Seller Party that is a party to it, enforceable against each Seller Party in accordance with this its respective terms,

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except as such enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws relating to the enforcement of creditors' rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

           9.3       EXISTING AGREEMENTS AND OTHER  APPROVALS.

           (a) Except as set forth on SCHEDULE 9.3(A), the execution, delivery, and performance of this Agreement and the Related Agreements, and the consummation of the transactions contemplated by them: (i) do not and will not violate any provisions of law applicable to the Seller, the Business or the Purchased Assets; (ii) do not and will not conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time or both) Seller's Articles of Incorporation or Bylaws, or any indenture, mortgage, lease, deed of trust, or other instrument, contract, or agreement that is material to the Business, or any order, judgment, arbitration award, or decree to which the Seller is a party or by which it is bound (including, without limitation, the Purchased Assets) that is material to the Business; and (iii) do not and will not result in the creation of any lien or encumbrance on any of the Purchased Assets.

           (b) Except as set forth on SCHEDULE 9.3(B), no approval, authority, or consent of, or filing by the Seller with, or notification to, any federal, state, or local court, authority, or governmental or regulatory body or agency or any other corporation, partnership, individual, or other entity is necessary (i) to authorize the execution and delivery of this Agreement or any of the Related Agreements by either of the Seller Parties, (ii) to authorize the consummation of the transactions contemplated by this Agreement or any of the Related Agreements by either of the Seller Parties, or (iii) to continue Buyer's use and operation of the Purchased Assets after the Closing Date.

           9.4 PERMITS AND LICENSES. The Seller has, to its actual knowledge, all necessary permits, certificates, licenses, approvals, consents, and other authorizations required to carry on and conduct the Business as presently conducted and to own, lease, use, and operate the Purchased Assets at the places and in the manner in which the Business is presently conducted, all of which, to the extent transferable, shall be transferred or assigned to Buyer at the Closing, without expense to Buyer.

           9.5 FINANCIAL STATEMENTS. Attached as SCHEDULE 9.5 are copies of the Seller's balance sheet as of and statement of operations for the nine-month period ended September 30, 2001 (the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP, subject to normal recurring year-end adjustments and the absence of notes, and fairly present in all material respects Seller's financial position as of the dates indicated and the results of its operations for the periods covered thereby. Seller's books and records have been maintained on an accrual basis in accordance with GAAP; and accurately reflect the basis for the financial condition and the results of its operations that are set forth in the Financial Statements.

           9.6 NO UNDISCLOSED LIABILITIES. Except as otherwise disclosed in the Financial Statements, Seller has no liabilities or obligations, whether accrued, absolute, contingent, or otherwise, and to Seller's knowledge, there exists no fact or circumstance that could give rise to any such liabilities or obligations in the future, and which requires disclosure on the Financial Statements in accordance with GAAP.

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           9.7 CONDUCT OF BUSINESS. Except as otherwise disclosed on attached
SCHEDULE 9.7, since September 30, 2001, Seller has not:

           (a)       altered or amended its Articles of Incorporation or Bylaws;

           (b) entered into, materially amended, or terminated any contract, license, lease, commitment, or permit, except in the Ordinary Course of Business;

           (c)       experienced any labor disturbance;

           (d) incurred or become subject to any obligation or liability (absolute, accrued, contingent, or otherwise), except (i) in the Ordinary Course of Business and (ii) in connection with the performance of this Agreement;

           (e) paid or satisfied any obligation or liability (absolute, accrued, contingent, or otherwise) other than (i) liabilities shown or reflected in Seller's balance sheet as of September 30, 2001, or (ii) liabilities incurred since the date of the Seller's balance sheet as of September 30, 2001, in each case only in the Ordinary Course of Business and in accordance with the express terms of such obligation or liability;

           (f) sold, transferred, or agreed to sell or transfer any asset, property, or business; cancelled or agreed to cancel any debt or claim; or waived any right, except in the Ordinary Course of Business;

           (g)       disposed of or permitted to lapse any Intellectual
                     Property;

           (h) instituted or settled any litigation, action, or proceeding before any court or governmental body relating to the Purchased Assets or the Business;

           (i) made any change in any method of accounting or any accounting practice or suffered any deterioration in accounting controls;

           (j) entered into any other transaction other than in the Ordinary Course of Business; or

           (k)       agreed or committed to do any of the foregoing.

           9.8 EMPLOYEES. There is not now, nor has there been at any time during the past five years, any strike, lockout, grievance, claim for unfair labor practices, discrimination claim based on race, religion, age of otherwise, other labor dispute, or trouble of any nature pending or threatened against Seller or that in any manner affects Seller.

           9.9       EMPLOYEE BENEFIT PLANS.

           (a) No employee benefit plan, program or arrangement of whatever nature, whether or not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), bonus, stock, or other employee pay practice, consulting, retainer, employment, retirement, welfare, fringe benefit, insurance, incentive, vacation, holiday, sickness, leave of absence, or any other plan, policy, program, agreement or other arrangement that the Seller sponsors, maintains or contributes to with respect to Seller's or IHI's current or former employees (individually and collectively, "Employee Plan"), shall by its terms or applicable law,

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
                     become binding upon or an obligation, liability or responsibility of Buyer in any way, financial or otherwise. The Seller has not engaged in any action or omission which may result in Buyer being a party to, or bound by, any Employee Plan. No Employee Plan provides for payment of termination, change of control or retiree benefits in any manner such that Buyer would become liable to provide such benefits.

           (b) With respect to any Employee Plan that is subject to the continuation requirements of Sections 601-608 of ERISA and
                     Section 4980B of the Code, or the continuation requirements of any applicable state or local law, the Seller's sponsoring, maintaining or contributing to such Employee Plans has complied with all such applicable laws and regulatory requirements with respect to the Seller's current or former employees.

           (c) No Employee Plan is either (i) a "multiemployer plan" (as defined in Section 3(37) of ERISA) or (ii) a defined benefit pension plan subject to Title IV of ERISA.

           (d) During the five years preceding the Closing Date, (i) no under-funded pension plan subject to Section 412 of the Code has been transferred out of the Seller and (ii) Seller has not participated in or contributed to, nor had an obligation to contribute to, any multiemployer plan (as defined in ERISA Section 3(37)) and Seller does not have any withdrawal liability with respect to any multiemployer plan.

           9.10 CONTRACTS. Except for (i) the contracts and commitments listed on SCHEDULE 9.10 ("Contracts and Commitments"), (ii) contracts and commitments specifying payment by the Seller or to the Seller of $25,000 or less over the term of such contract or commitment; or (iii) the Outstanding Customer Purchase Orders, the Seller is not a party to nor bound by any agreement or commitment that materially affects the Business, the Purchased Assets, or the Assumed Liabilities. All Contracts and Commitments are valid and binding obligations of the Seller in accordance with their respective terms. No material default or alleged material default exists on the part of the Seller or, to either Seller Party's knowledge, on the part of any other party, under any of the Contracts and Commitments. True and complete copies of all Contracts and Commitments have been delivered to Buyer.

           9.11      TITLE TO PURCHASED ASSETS; LIENS.

           (a) Seller is the owner of and has good title to all of the Purchased Assets, free and clear of all liens, claims, demands, charges, options, equity interests, leases, pledges and security interests ("Liens"), except (i) as described on SCHEDULE 9.11 and (ii) except for liens for personal property taxes that are not yet due and payable. When Buyer pays to the applicable creditor, at Seller's direction, the amounts identified in the letters that will be delivered to Buyer at the Closing pursuant to Section 8.2(a)(iii), Seller shall obtain a release of all Liens except those described in Items No. 12 and 13 of SCHEDULE
                     9.11 .

           (b) SCHEDULE 9.11 lists or describes all property used in the conduct of the Business that is owned by or an interest in which is claimed by any other person (whether a customer, supplier, or other person) and for which Seller is responsible, together with copies of all related agreements.


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

           9.12      TAXES.

           (a) "Tax" or "Taxes" shall mean any and all of the Seller's foreign, federal, state, county, local, and other taxes (including, without limitation, income taxes; premium taxes; single-business taxes; excise taxes; sales taxes; use taxes; value-added taxes; gross receipts taxes; franchise taxes; ad valorem taxes; real estate taxes; severance taxes; capital levy taxes; transfer taxes; stamp taxes; employment, unemployment, and payroll-related taxes; withholding taxes; and governmental charges and assessments; and all transfer taxes and like charges payable on and in connection with Seller's conveyance and transfer of the Purchased Assets to Buyer), together with interest, additions to tax, and penalties with respect thereto.

           (b) Seller has filed on a timely basis all Tax returns it is required to file under foreign, federal, state, or local law, and has paid or established an adequate reserve with respect to all Taxes for the periods covered by such returns. No agreements have been made by or on behalf of Seller for any waiver or for the extension of any statute of limitations governing the time of assessment or collection of any Taxes. Seller and its officers have not received any notice of any pending or threatened audit by the IRS or any state or local agency related to its Tax returns or Tax liability for any period, and a claim for assessment or collection of Taxes has not been asserted against Seller. There are no foreign, federal, state, or local Tax liens outstanding against any of Seller's assets (including, without limitation, the Purchased Assets) or the Business.

           (c) The Seller's sale of the Purchased Assets to the Buyer pursuant to this Agreement will not result in the imposition of, or liability of the Buyer for, any Transfer Taxes.

           9.13 LITIGATION. There are no claims, disputes, actions, suits, proceedings, or investigations pending or, to Seller's knowledge, threatened, against or affecting the Seller, the Business, or the Purchased Assets.

           9.14 PRODUCT LIABILITY. There are no known defects or deficiencies existing in any of the products manufactured or sold by the Seller, or in any finished Inventory of the Seller, that could give rise to any liabilities or claims for product liability.

           9.15 BROKERS. Seller has not engaged, and is not responsible for any payment to, any finder, broker, or consultant in connection with the transactions contemplated by this Agreement, except as set forth on SCHEDULE 9.15.

           9.16 INTELLECTUAL PROPERTY. SCHEDULE 9.16 lists all patents, processes, trademarks, trade names, copyrights, service marks, logos, trade secrets and all applications and registrations therefor that are used in the Business, and licenses thereof under which the Seller has any right to the use or benefit of, or other rights with respect to, any of the foregoing ("Intellectual Property"). Except as set forth in SCHEDULE 9.16, the Seller is the sole and exclusive owner of the Intellectual Property, free and clear of all Liens. To the Seller Parties' knowledge, none of the Seller's Intellectual Property infringes on any other person's intellectual property, and, to the Seller Parties' knowledge, no activity of any other person infringes on any of the Intellectual Property. To the Seller Parties' knowledge, the Seller has been and is now conducting the Business in a manner that has not been

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and is not now in violation of any other person's intellectual property, and
Seller does not require a license or other proprietary right to so operate the Business.

           9.17 DEFINITION OF KNOWLEDGE. When any representation or warranty in this Agreement is qualified to Seller Parties' knowledge, it means the actual knowledge of such Seller Party's executive officers, except in the case of the Seller, it means the actual knowledge of its executive officers other than Landreth.


           10. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to each Seller Party that, as of the date hereof (except to the extent any representation or warranty is made as of another date, which is in such case made as of such other date):

           10.1 ORGANIZATION AND STANDING. Buyer is a corporation validly existing under the laws of the State of Texas, and Buyer has all the requisite corporate power and authority to own its properties and to conduct its business as it is now being conducted.

           10.2 AUTHORIZATION. Buyer has all requisite power and authority (a) to execute, deliver and perform this Agreement and the Related Agreements to which it is or will be a party, and (b) to consummate the transactions contemplated under this Agreement and the Related Agreements. Buyer has taken all necessary action (a) to duly approve the execution, delivery, and performance of this Agreement and (b) to consummate any related transactions. Buyer has taken all necessary corporate action to approve the execution, delivery and performance of this Agreement and the Related Agreements, and the consummation of the transactions contemplated by this Agreement and the Related Agreements. Buyer has duly executed and delivered this Agreement, and this Agreement is its legal, valid, and binding obligation, enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws relating to the enforcement of creditor's rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

           10.3      EXISTING AGREEMENTS AND OTHER APPROVALS.

           (a) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by them: (i) do not and will not violate any provisions of the law applicable to Buyer; (ii) do not and will not conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) Buyer's Articles of Organization, or any indenture, mortgage, lease, deed of trust, or other instrument, contract, or agreement or any order, judgment, arbitration award, or decree to which Buyer is a party or by which it or any of its assets and properties are bound; and (iii) do not and will not result in the creation of any lien or encumbrance on any of the Buyer's properties, assets, or business.

           (b) No approval, authority, or consent of, or filing by Buyer with, or notification to, any federal, state, or local court, authority, or governmental or regulatory body or agency or any other corporation, partnership, individual, or other entity is necessary (i) to authorize Buyer's execution and delivery of this Agreement or (ii) to authorize Buyer's consummation of the transactions contemplated by this Agreement.

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

           10.4 BROKERS. Buyer has not engaged, and is not responsible for any payment to, any finder, broker, or consultant in connection with the transactions contemplated by this Agreement.

           10.5 BUYER'S KNOWLEDGE. Landreth has no actual knowledge (and the knowledge of other persons, including individuals and corporations or other entities, shall not be imputed to Landreth) of any facts or circumstances that would indicate that any of the representations or warranties of Sellers Parties are inaccurate or untrue in any material respects as of the date made. For purposes of this Agreement, Landreth's knowledge of a fact or circumstance shall in all cases be attributed to the Buyer.


11.        POST-CLOSING COVENANTS.

           11.1 POST-CLOSING RECEIPTS. From and after the Closing Date, Seller Parties will promptly notify and transfer to Buyer any payments or other receipts they receive with respect to any of the Purchased Assets. Pending any such transfer, Seller Parties will segregate any such payments from their other assets and will clearly mark or designate them as the property of Buyer.

           11.2 SELLER NAMES. Seller agrees that it will not use the Names either directly or indirectly, alone or in combination with one or more other words, in, or in connection with, any business, activities, or operations that Seller directly or indirectly carries on or conducts.

           11.3 FURTHER ASSURANCES. From time to time after the Closing Date, each party hereto will, at any other party's request, execute, acknowledge and deliver to such requesting party such other instruments and take such other actions and deliver such other documents as may be reasonably required to carry out the intent of this Agreement and the Related Agreements.

           11.4 BOOKS AND RECORDS. Insofar as the Seller determines that any books and records may be needed or useful in connection with federal, state or local regulatory or tax matters, resolution of third-party disputes or contract compliance issues, or other bona fide business purposes, for a period of seven years after the Closing Date, Buyer will use its best efforts to preserve and make available to the Seller, at the location of such books and records in the Buyer's organization, access to and the right to copy such of the books and records as such Buyer may then have in its possession or to which it may have access upon written request of the Seller during normal business hours. The Buyer agrees to make such of its employees and of the books and records as the Seller may reasonably request, available at the Buyer's cost to assist in the preparation of financial reports and tax returns for the Seller's fiscal year ending in 2001.

           11.5 WAIVER. The Buyer hereby waives, releases, relinquishes and acquits each of IHI, T-3 Energy Services, Inc., First Reserve Fund VIII, L.P., and Comerica, as agent and individually, Hibernia National Bank and National Bank of Canada, and their directors, officers, stockholders, agent, successors, from and against all claims, counterclaims, demands, suits, rights, actions and causes of action of any nature whatsoever, as a result of or in connection with the sale by IHI or the EPG Division Members (other than Seller) of the assets or capital stock of such EPG Division Members to persons other than the Buyer.


12.        INDEMNIFICATION.

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

           12.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties' representations, warranties, post-Closing covenants, agreements and indemnities (except (i) those pursuant to the Assignment and Assumption Agreement, which shall survive until all Assumed Liabilities have been satisfied, (ii) those of the Seller Parties relating in any way to the Excluded Liabilities, which shall survive until all of the Excluded Liabilities have been satisfied and (iii) those of the Seller Parties contained in Section 8.3 which shall survive the Closing without limitation) shall survive the Closing, the consummation of the transactions under this Agreement and any investigation provided for with respect thereto for a period of one year beginning on the Closing Date. The parties' covenants and agreements contained herein to be performed or observed at or prior to the Closing shall expire at the Closing, along with all rights and remedies for any breach thereof. The date on which an applicable survival period expires under the first sentence of this Section 12.1 is referred to hereafter as the "Expiration Date."

           12.2      INDEMNIFICATION BY THE SELLER PARTIES.

           (a) Subject to Section 12.3(b) below, the Seller Parties, jointly and severally, shall defend, indemnify, and hold harmless Buyer and its directors, officers, shareholders, successors, and assigns (the "Buyer Indemnitees") from and against any and all costs, losses, claims, suits, actions, assessments, diminution in value, liabilities, fines, penalties, damages (including in all cases consequential and punitive damages) and expenses (including reasonable legal fees) (collectively, "Damages") in connection with or resulting from:

                     (i) All debts, liabilities, and obligations of Seller Parties, whether accrued, absolute, contingent, known, unknown, or otherwise, but excluding any Assumed Liabilities.

                     (ii) Any inaccuracy in any representation or breach of any warranty of Seller Parties contained in this Agreement or any Related Agreement.

                     (iii) Any failure by Seller Parties to perform or observe in full, or to have performed or observed in full, any post-Closing covenant, agreement, or condition to be performed or observed by the Seller Parties under this Agreement or any Related Agreement.

           12.3 INDEMNIFICATION BY THE BUYER. Subject to Section 12.2(a)(ii) above, the Buyer shall indemnify and hold harmless the Seller Parties and their directors, officers, shareholder, agents, successors and assigns (the "Seller Indemnitees") from and against any Damages as they are incurred or suffered by any of them and caused by or arising out of:

           (a) The Buyer's breach of or default in the performance of any covenant or agreement in this Agreement or in any Related Agreement; and

           (b) The Buyer's breach of any representation or warranty in this Agreement.

           12.4      PROCEDURE FOR INDEMNIFICATION; THIRD-PARTY CLAIMS.

           (a) Any party claiming indemnification under this Section 12 is referred to in this Agreement as an "Indemnified Person" and any party against whom such claims are

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
                     asserted under this Section 12 is referred to in this Agreement as an "Indemnifying Person."

           (b) Within 15 days after receipt of notice of commencement of any action by any third party evidenced by service of process or other legal pleading, or with reasonable promptness after the assertion in writing of any claim by a third party, the Indemnified Person shall give the Indemnifying Person written notice thereof, together with a copy of such claim, process or other legal pleading. The failure to so notify the Indemnifying Person within the above time frame will not relieve the Indemnifying Person of any liability it may have to the Indemnified Person, except to the extent the Indemnifying Person demonstrates that the defense of such action is unduly prejudiced by the Indemnified Person's failure to give such notice, or except if such notice is not delivered before the Expiration Date. The Indemnifying Person shall have the right to undertake and control the defense, settlement, compromise or other disposition thereof at its own expense and through a legal representative of its own choosing. The Indemnified Person and its counsel shall have the right to be present at the negotiation, defense and settlement of such action or claim, and any settlement or compromise of any such action or claim shall be subject to the approval of the Indemnified Person, which approval shall not be unreasonably withheld.

           (c) If the Indemnifying Person, by the earlier to occur of the 30th day after receipt of notice of any such claim or, by the 10th day immediately preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim, has not notified the Indemnified Person of its election to defend against such claim, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such claim through counsel of its choice on behalf of and for the account and risk of the Indemnifying Person, at the cost and expense of the Indemnifying Person. In such event, the Indemnifying Party and its counsel shall have the right to be present at the negotiation, defense and settlement of such action or claim, and any settlement or compromise of any such action or claim shall be subject to the approval of the Indemnifying Party, which approval shall not be unreasonably withheld.

           12.5 PROCEDURE FOR INDEMNIFICATION; OTHER THAN THIRD-PARTY CLAIMS. Any claim for indemnification for a matter not involving a third-party claim shall be asserted by written notice, which specifies in reasonable detail the factual basis of such claim, and delivered to the party or parties from which indemnification is sought.

           12.6      LIMITATIONS ON LIABILITY.

           (a) No claim for indemnification shall be made hereunder unless asserted by a written notice given to the Indemnifying Party on or before the Expiration Date.

           (b) No claim for indemnification shall be made hereunder with respect to any matter (i) unless and until the total amount of Damages exceeds $25,000 in the aggregate ("Minimum Damages"), and then only for the amount by which such Damages exceeds Minimum Damages; and (ii) to the extent that the total amount of Damages exceeds $1,900,000. The Minimum Damages threshold shall not apply to any claim

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
                     by the Seller Indemnitees related to the Assumed Liabilities or to any claim by the Buyer Indemnitees for Excluded Liabilities.

           (c) The Indemnified Person shall act in good faith and in a commercially reasonable manner to mitigate any Damages for which it may seek indemnification under this Section 12.

           (d) An indemnity payment for claims or Damages otherwise due and payable under this Section 12 shall be decreased to the extent of any (i) net reduction of tax liability the Indemnified Party or any affiliated party thereof actually realizes as a result of such indemnifiable loss, and (ii) insurance proceeds the Indemnified Party or any affiliated party thereof actually collects in connection with the indemnifiable loss.

           (e)       The Seller Parties shall not have any liability under
                     Section 12.2, and the Buyer shall not have any liability under Section 12.3, unless the notices required under Sections 12.4 and 12.5 are delivered on or before the Expiration Date.

           12.7 REMEDIES. The remedies of the Buyer and the Buyer Indemnitees set forth in this Section 12 shall be the exclusive post-Closing remedies available to them with respect to the actual or alleged breach by either Seller Party of any provision of this Agreement or the Related Agreements (other than the Nonsolicitation Agreement and the Transitional Services Agreement).


13. EXPENSES. Each of the parties shall pay all of the costs that it incurs incident to the preparation, execution, and delivery of this Agreement and the performance of any related obligations, whether or not the transactions contemplated by this Agreement shall be consummated.


14. RISK OF LOSS. The risk of loss of or damage to the Purchased Assets from fire or other casualty or cause shall be on Seller at all times up to the Closing, and it shall be the responsibility of Seller to repair, or cause to be repaired, and to restore the property to the condition it was before the loss or damage.


15.        TERMINATION.

           15.1 MANNER OF TERMINATION. This Agreement may be terminated at any time before the Closing Date as follows:

           (a) By Buyer and Seller Parties in a written instrument signed by each of them.

           (b) By Buyer or Seller Parties if the Closing does not occur on or before November 30, 2001 (the "Termination Date").

           (c) By Buyer or Seller Parties if there has been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other, and such breach by its nature cannot be cured before the Termination Date.

           (d) By Buyer or Seller Parties if there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other, and such breach is not cured by the Termination Date.

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

           15.2 EFFECT OF TERMINATION. If terminated as provided in Section 15.1, this Agreement shall forthwith become void and have no effect, except for
Section 13, Section 16.7 and Section 16.8, and except that a party shall not be relieved or released from any liabilities or damages arising out of the party's breach of any provision of this Agreement.


16.        MISCELLANEOUS PROVISIONS.

           16.1 NOTICES. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed given (a) when personally delivered or sent by facsimile transmission to the party to be given the notice or other communication or (b) on the business day following the day such notice or other communication is sent by overnight courier to the following:

           IF TO SELLER PARTIES:
           Robert E. Cone
           Industrial Holdings, Inc.
           7135 Ardmore
           Houston, Texas 77054
           Telephone:  713-747-1025
           Facsimile:   713-749-9642



           With a copy to:
           Jackson Walker L.L.P.
           1100 Louisiana, Suite 4200
           Houston, Texas 77002
           Attn: Sabrina A. McTopy
           Telephone:  713-752-4200
           Facsimile:   713-752-4221

           IF TO BUYER:
           Thomas C. Landreth
           7135 Ardmore
           Houston, Texas 77054
           Telephone:  713-944-7400
           Facsimile:   713-944-8277

                                       21
ASSET PURCHASE AGREEMENT                                         EXECUTION COPY

           With a copy to:
           Fulbright & Jaworski, LLP
           1301 McKinney, Suite 5100
           Houston, Texas  77010
           Attn:  Joshua P. Agrons
           Telephone:  713-651-5529
           Facsimile:   713-651-5246

           or to such other address or facsimile number that the parties may designate in writing.

           16.2 ASSIGNMENT. Except as set forth herein, neither Seller Parties nor Buyer shall assign this Agreement, or any interest in it, without the prior written consent of the other.

           16.3 PARTIES IN INTEREST. This Agreement shall inure to the benefit of, and be binding on, the named parties and their respective successors and permitted assigns, but not any other person.

           16.4 CHOICE OF LAW. This Agreement shall be governed by, construed, and enforced in accordance with, the laws of the State of Texas.

           16.5 COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each counterpart were on the same instrument.

           16.6 ENTIRE AGREEMENT. This Agreement and all related documents, schedules, exhibits, or certificates represent the entire understanding and agreement between the parties with respect to the subject matter and supersede all prior agreements or negotiations between the parties. This Agreement may be amended, supplemented, or changed only by an agreement in writing that makes specific reference to this Agreement or the agreement delivered pursuant to it and that is signed by the party against whom enforcement of any such amendment, supplement, or modification is sought.

           16.7      ARBITRATION.

           (a) Any dispute, controversy, or claim arising out of or relating to this Agreement or relating to the breach, termination, or invalidity of this Agreement, whether arising in contract, tort, or otherwise, shall at the request of any party be resolved in binding arbitration. Any arbitration shall proceed in accordance with Title 9 of the United States Code, as it may be amended or recodified from time to time ("Title 9"), and the current Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association ("AAA") to the extent that Title 9 and the Arbitration Rules do not conflict with any provision of this Section 16.7.

           (b)       No provision of or the exercise of any rights under this
                     Section 16.7 shall limit the right of any party to seek and obtain provisional or ancillary remedies (such as injunctive relief, attachment, or the appointment of a receiver) from any court having jurisdiction before, during, or after the pendency of an arbitration proceeding under this Section. The institution and maintenance of any such action or proceeding shall not constitute a waiver of the right of any party (including the party taking the action or instituting the proceeding) to submit a dispute, controversy, or claim to arbitration under this Section.

                                       22
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

           (c) Any award, order, or judgment made pursuant to arbitration shall be deemed final and may be entered in any court having jurisdiction over the enforcement of the award, order, or judgment. Each party agrees to submit to the jurisdiction of any court for purposes of the enforcement of the award, order, or judgment.

           (d) The arbitration shall be held before one neutral, disinterested arbitrator knowledgeable in the general subject matter of the dispute, controversy, or claim and selected by AAA in accordance with the Arbitration Rules, except that any arbitration in which the disputed, controverted, or claimed amount (as reflected on the demand for arbitration, as the same may be amended) exceeds $1,000,000.00 shall be held before three arbitrators, one arbitrator being selected by Buyer, one by the Seller Parties, and the third by the other two from a panel of persons identified by AAA who are knowledgeable in the general subject matter of the dispute, controversy, or claim.

           (e) The arbitration shall be held at the office of AAA located in Harris County, Texas (as the same may be from time to time relocated), or at another place the parties agree on.

           (f) In any arbitration proceeding under this Section 16.7, subject to the award of the arbitrator(s), each party shall pay all its own expenses, an equal share of the fees and expenses of the arbitrator, and, if applicable, the fees and expenses of its own appointed arbitrator. The arbitrator(s) shall have the power to award recovery of costs and fees (including reasonable attorney fees, administrative and AAA fees, and arbitrators' fees) among the parties as the arbitrators determine to be equitable under the circumstances.

           (g) The interpretation and construction of this Section 16.7, including, but not limited to, its validity and enforceability, shall be governed by Title 9 of the U.S. Code, notwithstanding the choice of law set forth in
                     Section 16.4 of this Agreement.

           16.8 PUBLIC ANNOUNCEMENTS. The parties agree to advise and confer with each other prior to the issuance of any public reports, statements or press releases pertaining to this Agreement and the transactions contemplated hereby. Each party will use its best efforts to maintain in strict confidence the existence and terms of this Agreement and the transactions contemplated hereby. Unless otherwise required by law or as set forth above, no party shall make any public announcement or disclosure concerning this Agreement, except as mutually agreed. The financial terms of the Agreement are to be kept confidential, except to the extent that the disclosure is required under law. Nothing in the foregoing is intended to prevent IHI from making any filings required with the Securities and Exchange Commission.

           16.9 CERTIFICATE OF NO TAX DUE. Seller ordered on November 2, 2001, a Certificate of No Tax Due (under Section 111.020 of the Texas Tax Code) from the Comptroller of Public Accounts of the State of Texas with respect to each Tax under Title 2 of the Texas Tax Code with respect to which Seller is or has been liable or filed Tax returns (including, but not limited to, Texas franchise Taxes and Texas sales and use Taxes). Seller covenants to deliver such Certificate of No Tax due to Buyer as promptly as practicable after receipt of such certificate.





                                       23
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

                     The parties have executed this Agreement on the date set forth on the first page of this Agreement.

                                       SELLER PARTIES:

                                       LANDRETH METAL FORMING, INC.



                                       By: /s/ CHRISTINE A. SMITH
                                           -------------------------------------
                                           Christine A. Smith, Vice President



                                       INDUSTRIAL HOLDINGS, INC.

                                       By: /s/ CHRISTINE A. SMITH
                                           -------------------------------------
                                           Christine A. Smith
                                           Executive Vice President



                                       LANDRETH FASTENER CORPORATION

                                       By: /s/ THOMAS C. LANDRETH
                                           -------------------------------------
                                           Thomas C. Landreth, President


                                       24
ASSET PURCHASE AGREEMENT                                         EXECUTION COPY

                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT



         THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (the "First Amendment") is dated as of November 15, 2001, between LANDRETH METAL FORMING, INC., a Texas corporation (the "Seller"), INDUSTRIAL HOLDINGS, INC., a Texas corporation ("IHI") (the Seller and IHI sometimes collectively referred to herein as the "Seller Parties"), and LANDRETH FASTENER CORPORATION, a Texas corporation (the "Buyer").

                                   BACKGROUND

A. The Seller Parties and the Buyer have entered into that certain Asset Purchase Agreement (the "Agreement") dated as of November 6, 2001.

B. The Seller Parties and the Buyer now desire to amend the Agreement as herein set forth.

         NOW, THEREFORE, consistent with the Background and in consideration of the terms and conditions set forth in this First Amendment and the Agreement, each of the Seller Parties and Buyer agree as follows:

                                   AMENDMENTS

1. DEFINITIONS. Capitalized terms used in this First Amendment, to the extent not otherwise defined herein, shall have the meanings as in the Agreement.

2. AMENDMENT TO SECTION 8.1. Section 8.1 "Closing" is hereby amended to read in its entirety as follows:

                  8.1 CLOSING. The closing of the transactions contemplated in this Agreement (the "Closing") shall take place at the offices of Jackson Walker L.L.P. at 10:00 a.m. on or before November 30, 2001, or at such other place and/or on such other date as the parties may agree on (the "Closing Date").

3. RATIFICATION. The terms and provisions set forth in this First Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this First Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect.


4. COUNTERPARTS. This First Amendment may be signed in any number of counterparts with the same effect as if the signature on each counterpart were on the same instrument.

                   [Balance of page intentionally left blank.]

         The parties have executed this First Amendment on the date set forth on the first page of this Agreement.

                                       SELLER PARTIES:

                                       LANDRETH METAL FORMING, INC.



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------





                                       INDUSTRIAL HOLDINGS, INC.

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



                                       BUYER:

                                       LANDRETH FASTENER CORPORATION



                                       By:
                                          --------------------------------------
                                          Thomas C. Landreth, President

                  SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

         THIS SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT (the "Second Amendment") is dated as of November 30, 2001, between LANDRETH METAL FORMING, INC., a Texas corporation (the "Seller"), INDUSTRIAL HOLDINGS, INC., a Texas corporation ("IHI") (the Seller and IHI sometimes collectively referred to herein as the "Seller Parties"), and LANDRETH FASTENER CORPORATION, a Texas corporation (the "Buyer").

                                   BACKGROUND

A. The Seller Parties and the Buyer have entered into that certain Asset Purchase Agreement (the "Agreement") dated as of November 6, 2001, and that certain First Amendment to Asset Purchase Agreement dated as of November 15, 2001.

B. The Seller Parties and the Buyer now desire to further amend the Agreement as herein set forth.

         NOW, THEREFORE, in consideration of the terms and conditions set forth in this Second Amendment and the Agreement, as amended, each of the Seller Parties and Buyer agree as follows:

                                   AMENDMENTS

1. DEFINITIONS. Capitalized terms used in this Second Amendment, to the extent not otherwise defined herein, shall have the meanings as in the Agreement.

2. AMENDMENT TO SECTION 8.1. Section 8.1 is hereby amended to read in its entirety as follows:

                  "8.1 CLOSING. The closing of the transactions contemplated in this Agreement (the "Closing") shall take place at the offices of Jackson Walker L.L.P. at 10:00 a.m. on or before December 10, 2001, or at such other place and/or on such other date as the parties may agree on (the "Closing Date"). For financial and accounting purposes (including without limitation preparation of the Closing Date Statement pursuant to Section 4.3), the Closing shall be deemed to have occurred as of the close of business on the Closing Date."

3. AMENDMENT TO SECTION 4.3(c). Section 4.3(c) is hereby amended by adding the following provisions after the third sentence:

                  "Though ad valorem taxes would not otherwise be taken into account in the calculation of Net Working Capital, there shall be charged against the Buyer and credited to the Seller an amount equal to the ad valorem taxes imposed on the Purchased Assets related to all periods after the Closing Date, such charge to be calculated by multiplying the number of days after the Closing Date remaining in the 2001 tax year ending December 31, 2001 by the per diem figure of $379 per day."

4. AMENDMENT TO SECTION 15.1(b). Section 15.1(b) is hereby amended to read in its entirety as follows:

                  (b) By Buyer or Seller Parties if the Closing does not occur on or before December 31, 2001 (the "Termination Date").

5. RATIFICATION. The terms and provisions set forth in this Second Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Second Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect.

6. COUNTERPARTS. This Second Amendment may be signed in any number of counterparts with the same effect as if the signature on each counterpart were on the same instrument.

The parties have executed this Second Amendment on the date set forth on the first page of this Agreement.

                                       SELLER PARTIES:

                                       LANDRETH METAL FORMING, INC.



                                       By:
                                          --------------------------------------
                                          Christine A. Smith,
                                          Vice President



                                       INDUSTRIAL HOLDINGS, INC.

                                       By:
                                          --------------------------------------
                                          Christine A. Smith,
                                          Executive Vice President



                                       BUYER:

                                       LANDRETH FASTENER CORPORATION



                                       By:
                                          --------------------------------------
                                          Thomas C. Landreth, President

                  THIRD AMENDMENT TO ASSET PURCHASE AGREEMENT

         THIS THIRD AMENDMENT TO ASSET PURCHASE AGREEMENT (the "Third Amendment") is dated as of December 10, 2001, between LANDRETH METAL FORMING, INC., a Texas corporation (the "Seller"), INDUSTRIAL HOLDINGS, INC., a Texas corporation ("IHI") (the Seller and IHI sometimes collectively referred to herein as the "Seller Parties"), and LANDRETH FASTENER CORPORATION, a Texas corporation (the "Buyer").

BACKGROUND

A. The Seller Parties and the Buyer have entered into that certain Asset Purchase Agreement dated as of November 6, 2001, that certain First Amendment to Asset Purchase Agreement dated as of November 15, 2001, and that certain Second Amendment to Asset Purchase Agreement dated as of November 30, 2001 (the Asset Purchase Agreement, as amended, the "Agreement").

B. The Seller Parties and the Buyer now desire to further amend the Agreement as herein set forth.

         NOW, THEREFORE, in consideration of the terms and conditions set forth in this Third Amendment and the Agreement each of the Seller Parties and Buyer agree as follows:

AMENDMENTS

1. DEFINITIONS. Capitalized terms used in this Third Amendment, to the extent not otherwise defined herein, shall have the meanings as in the Agreement.

2. AMENDMENT TO SECTION 8.1. Section 8.1 is hereby amended to read in its entirety as follows:

                  "8.1 CLOSING. The closing of the transactions contemplated in this Agreement (the "Closing") shall take place at the offices of Jackson Walker L.L.P. at 10:00 a.m. on the later to occur of (i) December 12, 2001 or (ii) the date of the consummation of the proposed merger between IHI and T-3 Energy Services, Inc., or at such other place and/or on such other date as the parties may agree on (the "Closing Date"). For financial and accounting purposes (including without limitation preparation of the Closing Date Statement pursuant to Section 4.3), the Closing shall be deemed to have occurred as of the close of business on the Closing Date."

3. RATIFICATION. The terms and provisions set forth in this Third Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Third Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect.

4. COUNTERPARTS. This Third Amendment may be signed in any number of counterparts with the same effect as if the signature on each counterpart were on the same instrument.

The parties have executed this Third Amendment on the date set forth on the first page.

                                        SELLER PARTIES:

                                        LANDRETH METAL FORMING, INC.

                                        By:
                                           -------------------------------------
                                           Christine A. Smith,
                                           Vice President

                                        INDUSTRIAL HOLDINGS, INC.

                                        By:
                                           -------------------------------------
                                           Christine A. Smith,
                                           Executive Vice President

                                        BUYER:

                                        LANDRETH FASTENER CORPORATION

                                        By:
                                           -------------------------------------
                                           Thomas C. Landreth, President

                  FOURTH AMENDMENT TO ASSET PURCHASE AGREEMENT



         THIS FOURTH AMENDMENT TO ASSET PURCHASE AGREEMENT (the "Fourth Amendment") is dated as of December 17, 2001, between LANDRETH METAL FORMING, INC., a Texas corporation (the "Seller"), INDUSTRIAL HOLDINGS, INC., a Texas corporation ("IHI") (the Seller and IHI sometimes collectively referred to herein as the "Seller Parties"), and LANDRETH FASTENER CORPORATION, a Texas corporation (the "Buyer").

                                   BACKGROUND

A. The Seller Parties and the Buyer have entered into that certain Asset Purchase Agreement dated as of November 6, 2001, that certain First Amendment to Asset Purchase Agreement dated as of November 15, 2001, that certain Second Amendment to Asset Purchase Agreement dated as of November 30, 2001, and that Third Amendment to Asset Purchase Agreement, dated as of December 10, 2001 (the Asset Purchase Agreement, as amended, the "Agreement").

B. The Seller Parties and the Buyer now desire to further amend the Agreement as herein set forth.

         NOW, THEREFORE, in consideration of the terms and conditions set forth in this Fourth Amendment and the Agreement each of the Seller Parties and Buyer agree as follows:

                                   AMENDMENTS

1. DEFINITIONS. Capitalized terms used in this Fourth Amendment, to the extent not otherwise defined herein, shall have the meanings as in the Agreement.

2. AMENDMENT TO SECTION 4.1. Section 4.1 is hereby amended to read in its entirety as follows:

                  "4.1 Purchase Price. On the date hereof, the Closing Date, Buyer shall pay to Seller Parties as consideration for the Purchased Assets the amount of $2,250,000 and shall assume the Assumed Liabilities (together, the "Purchase Price"), as follows:

                  (i) $1,180,750 in cash (the "Cash Purchase Price") by wire transfer in immediately available funds;

                  (ii) that certain subordinated promissory note, dated as of the Closing Date, in the original principal amount of $350,000.00, executed by Buyer and made payable to Seller (the "Seller Note");

                  (iii) that certain subordinated promissory note, dated as of the Closing Date, in the original principal amount of $719,250.00, executed by Buyer and made payable to IHI (the "IHI Note"); and

                  (iv) the balance of the Purchase Price by execution and delivery of the Assignment and Assumption Agreement."

3. AMENDMENT TO SECTION 4.3(c). Section 4.3(c) is hereby amended by adding the following provision at the end of the fourth sentence, which had been added by the Second Amendment to the Agreement:

                  "provided, however, that such charge against the Buyer and credit to the Seller shall only apply after the Seller has paid the ad valorem taxes on the Purchased Assets for the tax year ending December 31, 2001."

4. AMENDMENT TO SECTION 8.2(a). Section 8.2(a) is hereby amended as follows:

                  1. Subsection (vii) shall be restated to read in its entirety as follows:

                     "(vii) that certain Security Agreement, dated as of the Closing Date, executed by the Buyer in favor of the Seller (the "Seller Security Agreement");"

2. The addition of the following new subsections:

                     "(x) that certain Security Agreement, dated as of the Closing Date, executed by the Buyer in favor of IHI (the "IHI Security Agreement");

                     (xi) that certain letter agreement, dated as of the Closing Date, between Landreth and IHI; and

                     (xii) that certain letter agreement, dated as of the Closing Date, between Buyer and IHI."

5. AMENDMENT TO SECTION 8.2(b). Section 8.2(b) is hereby amended as follows:

                  1. Subsection (i) shall be restated to read in its entirety as follows:

                     "(i) the Cash Purchase Price, the Seller Note and the IHI Note;"

                  2. Subsection (v) shall be restated to read in its entirety as follows:

                     "(v) the Seller Security Agreement;"

                  3. The addition of the  following  new subsections:

                     "(ix) the IHI Security Agreement;

                     (x) that certain letter agreement, dated as of the Closing Date, between Landreth and IHI; and

                     (xii) that certain letter agreement, dated as of the Closing Date, between Buyer and IHI."

6. RATIFICATION. The terms and provisions set forth in this Fourth Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Fourth Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect.

7. COUNTERPARTS. This Fourth Amendment may be signed in any number of counterparts with the same effect as if the signature on each counterpart were on the same instrument.

The parties have executed this Fourth Amendment on the date set forth on the first page.

                                       SELLER PARTIES:

                                       LANDRETH METAL FORMING, INC.



                                       By: /s/ CHRISTINE A. SMITH
                                           -------------------------------------
                                           Christine A. Smith,
                                           Vice President



                                       INDUSTRIAL HOLDINGS, INC.

                                       By: /s/ CHRISTINE A. SMITH
                                           -------------------------------------
                                           Christine A. Smith,
                                           Executive Vice President



                                       BUYER:

                                       LANDRETH FASTENER CORPORATION



                                       By: /s/ THOMAS C. LANDRETH
                                           -------------------------------------
                                           Thomas C. Landreth, President




                                       3